Exhibit 99.1

United States Oil Fund, LP

Monthly Account Statement

For the Month Ended September 30, 2014

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$(30,561,880)
Unrealized Gain (Loss) on Market Value of Futures	588,410
Dividend Income	14,441
Interest Income	5,337
ETF Transaction Fees	15,000
Total Income (Loss)	$(29,938,692)

Expenses
General Partner Management Fees	$278,090
Brokerage Commissions	70,782
Professional Fees	20,496
NYMEX License Fee	9,268
Non-interested Directors' Fees and Expenses	7,909
Prepaid Insurance Expense	6,962
Total Expenses	$393,507
Net Income (Loss)	$(30,332,199)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 9/1/14	$798,674,413
Additions (5,800,000 Shares)	201,543,712
Withdrawals (9,500,000 Shares)	(331,705,348)
Net Income (Loss)	(30,332,199)

Net Asset Value End of Month	$638,180,578
Net Asset Value Per Share (18,600,000 Shares)	$34.31

To the Limited Partners of United States Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended September 30, 2014 is accurate and complete.

/s/ Howard Mah

Howard Mah

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Oil Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612